First Quarter 2014 Earnings Review May 7, 2014 Exhibit 99.2

This presentation contains certain forward-looking statements regarding various oil and gas discoveries, oil and gas exploration, development and production activities, anticipated and potential production and flow rates; anticipated revenues; the economic potential of properties and estimated exploration costs.
Accuracy of the projections depends on assumptions about events that change over time and is thus susceptible to periodic change based on actual experience and new developments. Endeavour cautions readers that it assumes no obligation to update or publicly release any revisions to the projections in this presentation and, except to the extent required by applicable law, does not intend to update or otherwise revise the projections. Important factors that might cause future results to differ from these projections include: variations in the market prices of oil and natural gas; drilling results; access to equipment and oilfield services; unanticipated fluctuations in flow rates of producing wells related to mechanical, reservoir or facilities performance; oil and natural gas reserves expectations; the ability to satisfy future cash obligations and environmental costs; and general exploration and development risks and hazards.
The Securities and Exchange Commission permits oil and gas companies in their filings with the SEC to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. SEC guidelines prohibit the use in filings of terms such as “probable,” “possible,” P2 or P3 and “non-proved” reserves, reserves “potential” or “upside” or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques.  These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to greater risk of being actually realized by the company. Certain statements should be regarded as “forward-looking”
statements within the meaning of the securities laws. These statements speak only as of the date made.
Such statements are subject to assumptions, risk and uncertainty. Actual results or events may vary materially.  The estimates of recoverable resources per well and completed well costs included herein are based upon other typical results in these shale plays and may not be indicative of actual results.

2014 First Quarter – Operational/Financial Results
Physical Production and Sales Volumes
•
Physical production averaged 9,440 boepd compared to 9,385 boepd during Q1 2013
•
Sales volumes were 11,134 boepd compared to 7,186 boepd during Q1 2013
Refinanced the Revolving Credit Facility and LC procurement agreements at a lower cost of capital
Started first production from the East Rochelle (E2) well
Reinstated partial water injection to the southern part of the Alba Field
Started production from the A68 Alba development well
•
A69 well is currently drilling and expected online in June
Successfully finished the hydraulic fracture of two Pennsylvania Marcellus wells
•
A third well is schedule for stimulation in mid-June
Completed a private placement for $30 million
Settled the SM Energy litigation

Sales Volumes and Physical Production
(BOE per day)
Physical production volume for the first quarter averaged 9,440 boepd
Consolidated first quarter realized prices
•
Oil and condensate price = $103.54 per barrel
•
Gas price = $7.82 per Mcf
2014
Q1 Sales = 11,134
2013
Q1 Sales = 7,186
US Gas US Oil
UK Oil
UK Gas

U.K. Hedged Oil Position

The current hedging program involves embedding collars within existing production marketing contracts
The new Forward Sale, entered into in May 2014, is not currently included in the 3Q and
4Q hedge volumes
$0
$20
$40
$60
$80
$100
$120
-
1,000
2,000
3,000
4,000
5,000
6,000
1Q2014 2Q2014 3Q2014 4Q2014
Hedged Production Ave Ceiling Ave Floor

Summary Financial Results
Measure ($ in millions, except per share data)
2014 2013
Oil and Gas Revenues 94.2 $             57.7 $
Operating Expenses 27.2 $             17.5 $
Adjusted cash flow from Operations 67.0 $             40.2 $
Three Months Ended
March 31,

Adjusted EBITDA
Measure ($ in millions, except per share data)
2014 2013
Net Income (loss) (44.9) $            (14.0) $
Unrealized (gain) loss on derivatives (2.7)                 (1.6)
Net Interest Expense 31.5                21.5
Letter of Credit Fees 3.8                  11.4
Loss on early extinguishment of debt 3.5                  -
Depreciation, depletion and amortization 45.0                22.9
Litigation settlement expense 19.0                -
Impairment of U.S. oil and gas properties -                     3.5
Income tax expense (benefit) 3.6                  0.9
Adjusted EBITDA 58.8 $             44.6 $
Three Months Ended
March 31,

Adjusted Net Income (Loss)
Measure ($ in millions, except per share data)
2014 2013
Net Income (loss) (44.9) $           (14.0) $
Impairment of U.S. oil and gas properties -                   3.5
Unrealized (gain) loss  on derivatives (net of tax) (2.7)                (1.6)
Loss on early extinguishment of financing agreements
(net of tax) 1.3                 -
Litigation settlement expense (net of tax) 19.0               -
Net Income (loss) as Adjusted (27.3) $           (12.1) $
Weighted-average basic shares
outstanding (in millions) 49.6               47.1
Adjusted earning (loss) per basic share (0.55) $           (0.26) $
Three Months Ended
March 31,

Capex Update
Decommissioning costs, primarily on IVRR, was $16.5 million for the first quarter
Measure
($ in millions)
2014 2013
Direct Oil & Gas Capex
U.K. 9.5 $             32.6 $
U.S. 0.2 0.4
Total Direct Oil & Gas Capex 9.7 33.0
Acquisitions 1.6 0.8
11.3 33.8
Capitalized Interest 2.6 6.2
Capitalized G&A 3.1 5.1
Asset Retirement Obligation and Other Capex 4.8 4.2
Total Capital Expenditures 21.8 $           49.3 $
Three Months Ended
March 31,

2014 First Quarter Financing Activities
Replaced the Revolving Credit Facility and two letter of credit reimbursement agreements due in 2014
Extended the maturities from June 2014 to November 2017
Reduced the cost of capital from 13% to 8.25% resulting in savings of $17 million of interest expense per year
Reduced the Letters of Credit (related to abandonment obligations) outstanding from $150 million at December 31, 2013 to $90 million due to new tax treatment
Closed on a $30 million private placement
$12.5 million in common stock and warrants
$17.5 million in 6.5% convertible notes due 2017

2014 Direct Capital Expenditure Budget

U.S.
Other
Colorado
Alba
U.K.
Other
2014 Direct CapEx = $60 million - $80 million
• U.K. = $40 million - $55 million
• U.S. = $20 million - $25 million
Decommissioning costs for IVRR, Renee and Rubie fields = $50 million

$135
$125
$554
$81
$17.5
$0
$100
$200
$300
$400
$500
2014 2015 2016 2017 2018

Debt Maturity Schedule
Convertible Notes due 2016 ($18.51 per share conversion price)
Convertible Bonds due 2016 ($16.52 per share conversion price)
Senior Notes due 2018
Senior Secured First Lien Term Loan due 2017
Convertible Notes due 2017 ($4.66 per share conversion price)

LSE:ENDV NYSE:END www.endeavourcorp.com Darcey Matthews Director of Investor Relations (713) 307-8711 darcey.matthews@endeavourcorp.com INVESTOR CONTACTS: